THE CINCINNATI GAS & ELECTRIC COMPANY


				    AND


			   THE FIFTH THIRD BANK,
				  Trustee





		       Third Supplemental Indenture

			Dated as of October 9, 1997

				    To

				 Indenture

			 Dated as of May 15, 1995





	Liquid Asset Notes with Coupon Exchange ("LANCEs") Due 2007






	       THIRD SUPPLEMENTAL INDENTURE, dated as of October 9, 1997, between The Cincinnati Gas & Electric Company, a corporation duly organized and existing under the laws of the State of Ohio (herein called the "Company"), having its principal office at 139 East Fourth Street, Cincinnati, Ohio 45202, and The Fifth Third Bank, an Ohio banking corporation, as Trustee (herein called the "Trustee") under the Indenture dated as of May 15, 1995 between the Company and the Trustee, as supplemented (the "Indenture").

			  Recitals of the Company

	       The Company has executed and delivered the Indenture to the Trustee to provide for the issuance from time to time of its unsecured debentures, notes or other evidences of indebtedness (the "Securities"), to be issued in one or more series as in the Indenture provided.

	       Pursuant to the terms of the Indenture, the Company desires to provide for the establishment of a new series of its Securities to be known as its "Liquid Asset Notes with Coupon Exchange ("LANCEs") Due 2007" (herein called the "Debentures"), in this Third Supplemental Indenture.

	       All things necessary to make this Third Supplemental Indenture a valid agreement of the Company have been done.

	       Now, Therefore, This Third Supplemental Indenture Witnesseth:

	       For and in consideration of the premises and the purchase of the Debentures by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Debentures, as follows:




				ARTICLE ONE
			  Terms of the Debentures

	       Section 101. There is hereby authorized a series of Securities designated the "Liquid Asset Notes with Coupon Exchange ("LANCEs") Due 2007", limited in aggregate principal amount to $100,000,000 (except as provided in Section 301(2) of the Indenture). The Debentures shall mature and the principal shall be due and payable together with all accrued and unpaid interest thereon on October 1, 2007 and shall be issued in the form of a registered Global Security without coupons, registered in the name of Cede & Co.

	       Section 102. The provisions of Section 305 of the Indenture applicable to Global Securities shall apply to the Debentures.

	       Section 103. (a) Interest Rates. During any Floating Rate Period (as defined below), interest on each of the Debentures shall be payable semi-annually in arrears on each April 1 and October 1 (each an "Interest Payment Date"), commencing on April 1, 1998, at the Floating Rate (as defined below), determined and compounded from time to time on a quarterly basis. During any Fixed Rate Period (as defined below), interest on each of the Debentures shall be payable semi-annually in arrears on each Interest Payment Date at the Fixed Rate (as defined below). Interest, whether accruing at the Floating Rate or the Fixed Rate, will accrue from and including October 1, 1997 or, if later, from and including the most recent Interest Payment Date on which interest has been paid or duly provided for. Interest on the Debentures calculated at the Floating Rate for any period shall be computed on the basis of the actual number of days elapsed in such period and a 360-day year. Interest on the Debentures calculated at the Fixed Rate for any period shall be computed on the basis of a 360-day year of twelve 30-day months and, for any period shorter than a full semi-annual Interest Accrual Period for which interest is computed, on the basis of the actual number of days elapsed in such period.

	       (b) Interest Rate Election. Effective on the Interest Rate Reset Date or on any Interest Payment Date after the Interest Rate Reset Date to and including October 1, 2002, if the Swap Termination Date shall not have occurred by such date, the Holders of not less than 66 2/3% in aggregate principal amount of the Debentures shall have the right to elect that the interest rate on all, but not less than all, of the Debentures be converted from the Fixed Rate to the Floating Rate for each subsequent Interest Accrual Period (in accordance with the definition of Floating Rate Period) (the "Interest Rate Election") by delivering to the Company and to the Trustee not less than two Business Days prior to the Interest Rate Election Date (as defined below) irrevocable written notice (the "Interest Rate Election Notice") of such Holders' election to exercise the Interest Rate Election. The Interest Rate Election Notice shall set forth the name of the Holders exercising such right, the Interest Rate Election Date and the amount of Debentures held by such Holders, and a statement that the Interest Rate Election is being exercised thereby. Any exercise of the Interest Rate Election shall be irrevocable and the conversion from interest at the Fixed Rate to interest at the Floating Rate shall be effective on the Interest Rate Election Date. From and after the Interest Rate Election Date and for each Interest Accrual Period ending prior to the end of such Floating Rate Period beginning on such Interest Rate Election Date, interest on all of the Debentures shall accrue at the Floating Rate.

	       (c) Election upon Swap Termination Date. Notwithstanding the foregoing, upon the occurrence of the Swap Termination Date, if the Debentures shall then bear interest at the Floating Rate, the Holders of not less than 66 2/3% in aggregate principal amount of the Debentures will have the right to elect to convert the interest rate on all, but not less than all, of the Debentures from the Floating Rate to the Fixed Rate by delivering to the Company and the Trustee irrevocable written notice of such Holders' election to so convert the interest rate. Such notice to the Company and the Trustee shall set forth the name of the Holders exercising such right and a statement that the Swap Termination Date has occurred and that the Holders wish to exercise their right to convert the interest rate pursuant to this Section. Any exercise of such conversion right shall be irrevocable. Upon receipt of such notice by the Company, (i) any Floating Rate Period then in effect shall terminate, (ii) a Fixed Rate Period will then be in effect and be deemed to have been in effect at all times from the then most recent Interest Payment Date on which interest has been paid or duly provided for (or, if no interest has been paid or duly provided for on any Interest Payment Date, October 1,
1997) and (iii) no Floating Rate Period shall thereafter be in effect at any time.

	       (d) Certain Definitions. As used in this Third Supplemental Indenture with respect to the Debentures, the following terms have the following meanings:

	       "Business Day" means any day, other than a Saturday or Sunday, or a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to be closed.

	       "Calculation Agent" means the Swap Counterparty, as calculation agent, and its successors in such capacity under the Swap Agreement.

	       "Final Maturity Date" means October 1, 2007.

	       "Fixed Rate" means 6.50% per annum.

	       "Fixed Rate Period" exists at any time until the Final Maturity Date (or if earlier, when the principal amount of each Debenture is paid or provided for in full with accrued interest thereon) at which a Floating Rate Period is not in effect.

	       "Floating Rate" means, for any Interest Accrual Period during a Floating Rate Period, a rate per annum equal to 0.1025% plus the London interbank offered rate for three-month United States dollar deposits ("LIBOR"), determined from time to time on the Interest Determination Date immediately prior to the beginning of such Interest Accrual Period and on the Interest Determination Date during such Interest Accrual Period by the Calculation Agent in accordance with the following provisions (in each case, with all percentages resulting from any calculation rounded to the nearest one hundred-thousandth of a percent, with five one-millionths of a percent rounded upward; and all dollar amounts used in or resulting from any such calculation will be rounded to the nearest cent, with one-half cent rounded upward):

	    (i) For each applicable quarterly period, LIBOR will be determined on the basis of the offered rates for deposits in U.S. dollars having a three-month maturity, commencing on the first day of such quarterly period immediately following the related Interest Determination Date, which appear on Telerate Page 3750 on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying London interbank offered rates of major banks) as of 11:00 a.m. (London time) on that Interest Determination Date. If such rate does not so appear on Telerate Page 3750, LIBOR in respect of such Interest Determination Date will be determined as described in (ii) below.

	   (ii) If on any applicable Interest Determination Date the rate for deposits of U.S. dollars having a three-month maturity does not appear on Telerate Page 3750 as specified in (i) above, LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars having a three-month maturity are offered by major banks selected by the Calculation Agent in the London interbank market at approximately 11:00 a.m. (London time) on the related Interest Determination Date to prime banks in the London interbank market for a period commencing on the first day of such Interest Accrual Period immediately following that Interest Determination Date and in a principal amount of not less than $1 million that in the Calculation Agent's judgment is representative for a single transaction in such market at such time. The Calculation Agent will request the principal London office of each such bank to provide a quotation of its rate. If at least two such quotations are provided, LIBOR in respect of that Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR in respect of that Interest Determination Date will be the arithmetic mean of the rates quoted by major banks in New York City selected by the Calculation Agent at approximately 11:00 a.m. (New York City time) on that Interest Determination Date for loans in U.S. dollars to leading European banks, having a three-month maturity, commencing on the first day of such Interest Accrual Period immediately following that Interest Determination Date and in a principal amount of not less than $1 million that, in the Calculation Agent's judgment, is representative for a single transaction in such market at such time.

	       The Calculation Agent's determination of any interest rate will be final and binding in the absence of manifest error.

	       "Floating Rate Period" means (i) the period from October 1, 1997 until the Interest Rate Reset Date (the "Initial Floating Rate Period") and (ii) after the Initial Floating Rate Period, the period from the Interest Rate Election Date (as defined below) until the Final Maturity Date. Notwithstanding the foregoing, upon the occurrence of a Swap Termination Date (if any) and the election by Holders of not less than 66 2/3% of the aggregate principal amount of the Debentures, (A) any Floating Rate Period then in effect shall automatically terminate, (B) a Fixed Rate Period shall automatically be in effect and be deemed to have been in effect at all times from the then most recent Interest Payment Date on which interest has been paid or duly provided for (or, if no such interest has been paid or duly provided for on any Interest Payment Date, October 1, 1997) and (C) no Floating Rate Period shall thereafter be in effect at any time.

	       "Interest Determination Date" means (i) September 29, 1997 in the case of the period from October 1, 1997 to but excluding January 1, 1998 and (ii) in the case of each Interest Accrual Period thereafter during a Floating Rate Period, the second Market Day next preceding each LIBOR Reset Date within such Interest Accrual Period.

	       "Interest Accrual Period" means, for each Interest Payment Date, the period from and including the prior Interest Payment Date (or, in the case of the first Interest Accrual Period, from and including October 1,
1997) to but excluding such Interest Payment Date.

	       "Interest Rate Election Date" means the Interest Payment Date on which the Interest Rate Election is exercised, as set forth in the Interest Rate Election Notice.

	       "Interest Rate Reset Date" means October 1, 1999.

	       "LIBOR Reset Date" means each January 1, April 1, July 1 and
October 1.

	       "Market Day" means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

	       "Swap Agreement" means the ISDA Master Agreement, the Schedule thereto and the Confirmation thereto, each dated as of October 2, 1997 between Cincinnati Gas & Electric Company TIERS[SM] Certificates Trust CG&E 1997-9 and the Swap Counterparty.

	       "Swap Counterparty" means Salomon Swapco([Registered]) Inc.

	       "Swap Termination Date" means the Early Termination Date as defined in the Swap Agreement.

	       Section 104. The interest payable on the Debentures, and punctually paid or duly provided for, on any Interest Payment Date will be paid by 10:00 A.M. (New York City time) on such Interest Payment Date to the Person in whose name such Debenture (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be one Business Day prior to the relevant Interest Payment Date (except that if the Debentures are no longer represented by a Global Security as a result of the occurrence of an event specified in Section 305(2) of the Indenture, the Regular Record Date for such interest payment shall be the close of business on the fifteenth day (whether or not a Business
Day), as the case may be, next preceding such Interest Payment Date). In the event that any date on which interest is payable on the Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (without any interest or other payment in respect of any such delay).

	       Section 105. Subject to agreements with or the rules of The Depository Trust Company or any successor book-entry security system or similar system with respect to Global Securities, payments of interest will be made by check mailed to the Holder of each Debenture at the address shown in the Security Register, and payments of the principal amount of each Debenture will be made at maturity by check against presentation of the Debenture at the office or agency of the Trustee.

	       Section 106. The Debentures shall be issued in denominations of $100,000 or any integral multiple of $100,000.

	       Section 107. Principal of and interest on the Debentures shall be payable in the coin or currency of the United States of America, which, at the time of payment, is legal tender for public and private debts.

	       Section 108. The Debenture shall be subject to defeasance, at the Company's option, as provided for in Sections 1302 and 1303 of the Indenture.

	       Section 109. Subject to the terms of Article Eleven of the Indenture, the Company shall have the right to redeem the Debentures, in whole but not in part, from time to time and at any time (such redemption, an "Optional Redemption", and the date thereof, the "Optional Redemption Date"), upon not less than 30 days' notice to the Holders (with a copy thereof to the Swap Counterparty), at a redemption price equal to the sum of (A) the greater of (i) 100% of the principal amount of the Debentures to be redeemed and (ii) the sum of the present values of the Remaining Scheduled Payments thereon discounted to the Optional Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points, less the Applicable Accrued Interest Amount plus (B) the Applicable Accrued Interest Amount plus (C) any payment required to be made by the Trust under the Swap Agreement in respect of the termination of the Swap Agreement resulting from the Optional Redemption.

	       "Applicable Accrued Interest Amount" means, at the Optional Redemption Date, the amount of interest accrued and unpaid from the prior Interest Payment Date (or, in the case of the first Interest Accrual Period, from October 1, 1997) to the Optional Redemption Date on the Notes subject to the Optional Redemption determined at the Fixed Rate, regardless of whether a Fixed Rate Period or Floating Rate Period is then in effect.

	       "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Debentures to be redeemed pursuant to the Optional Redemption. "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

	       "Comparable Treasury Price" means, with respect to the Optional Redemption Date, the average of the Reference Treasury Dealer Quotations for such Optional Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Quotations.

	       "Reference Treasury Dealer" means each of Salomon Brothers Inc, Chase Securities Inc., CS First Boston Corporation, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer") the Company will substitute therefor another Primary Treasury Dealer. "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such redemption date.

	       "Remaining Scheduled Payments" means, with respect to any Debenture, the remaining scheduled payments of the principal thereof to be redeemed and interest thereon that would be due after the Optional Redemption Date but for the Optional Redemption and if such interest were determined at the Fixed Rate (regardless of whether a Fixed Rate Period or Floating Rate Period is then in effect).

	       "Treasury Rate" means, with respect to the Optional Redemption Date (if any), the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Optional Redemption Date.

	       The Debentures will not be redeemable at the option of any Holder prior to maturity and will not be subject to any sinking fund.

	       Section 110. Upon the occurrence of (a) a default by the Company in the payment of any amount due (and the continuation thereof for any applicable grace period) on the Debentures, (b) the acceleration of the maturity of the Debentures or (c) a Swap Termination Date, the Trustee shall promptly deliver notice of such occurrence to each Holder.




				ARTICLE TWO
			  Form of the Debentures

	       Section 201. The Debentures are to be substantially in the following form and shall include substantially the legend shown so long as the Debentures are Global Securities:

				 (FORM OF FACE OF DEBENTURE)


No. R-1                           100 Liquid Asset Notes with Coupon
				  Exchange ("LANCEs") Due 2007 In
				  Denominations Of $100,000 Each
CUSIP No. __________


		   THE CINCINNATI GAS & ELECTRIC COMPANY

		      LIQUID ASSET NOTES WITH COUPON
		       EXCHANGE ("LANCEs") DUE 2007


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS, NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

      THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUANCE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT UPON THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OTHER INFORMATION SATISFACTORY TO THE TRUSTEE AND THE COMPANY, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT UPON THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO THE TRUSTEE AND THE COMPANY, SUBJECT IN EACH OF THE FOREGOING CASES, TO A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY BEING COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

	       THE CINCINNATI GAS & ELECTRIC COMPANY, a corporation duly organized and existing under the laws of the State of Ohio (herein called the "Company", which term includes any successor Person under the Indenture hereafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of One Hundred Million and No/100 Dollars ($100,000,000) on October 1, 2007, and to pay interest thereon from October 1, 1997 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on each April 1 and October 1 (each an "Interest Payment Date"), determined as set forth on the reverse hereof, commencing April 1, 1998, at the rate of interest determined as set forth on the reverse hereof, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be one Business Day prior to the relevant Interest Payment Date (except that if the Debentures are no longer represented by a Global Security as a result of the occurrence of an event specified in Section 305(2) of the Indenture, the Regular Record Date for such interest payment shall be the close of business on the fifteenth day (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date). In the event that any date on which interest is payable on the Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (without any interest or other payment in respect of any such delay). Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

	       Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the City of Cincinnati, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

	       Except as provided above with respect to the payment of interest, any payment on this Security due on any day which is not a Business Day in the City of New York need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on the due date and no interest shall accrue for the period from and after such date.

	       Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

	       Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

	       In Witness Whereof, the Company has caused this instrument to be duly executed.


			THE CINCINNATI GAS & ELECTRIC COMPANY


			      By ________________________________
				    Authorized Signature

CERTIFICATE OF AUTHENTICATION

Dated:

	       This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.


			THE FIFTH THIRD BANK, as Trustee


			      By ________________________________
				    Authorized Signature





			(FORM OF REVERSE OF DEBENTURE)

This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of May 15, 1995 (herein called the "Indenture", which term shall have the meaning assigned to it in such instrument), between the Company and The Fifth Third Bank, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $100,000,000.

During any Floating Rate Period (as defined below), interest on this Security shall be payable semi-annually in arrears on each Interest Payment Date, commencing on April 1, 1998, at the Floating Rate (as defined below), determined and compounded on a quarterly basis. During any Fixed Rate Period (as defined below), interest on this Security shall be payable semi-annually in arrears on each Interest Payment Date at the Fixed Rate (as defined below). Interest, whether accruing at the Floating Rate or the Fixed Rate, will accrue from and including October 1, 1997 or, if later, from and including the most recent Interest Payment Date on which interest has been paid or duly provided for. Interest on this Security calculated at the Floating Rate for any period shall be computed on the basis of the actual number of days elapsed in such period and a 360-day year. Interest on this Security calculated at the Fixed Rate for any period shall be computed on the basis of a 360-day year of twelve 30-day months and, for any period shorter than a full semi-annual Interest Accrual Period for which interest is computed, on the basis of the actual number of days elapsed in such period.

As used herein:

"Business Day" means any day, other than a Saturday or Sunday, or a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to be closed.

"Calculation Agent" means the Swap Counterparty, as calculation agent, and its successors in such capacity under the Swap Agreement.

"Final Maturity Date" means October 1, 2007.

"Fixed Rate" means 6.50% per annum.

"Fixed Rate Period" exists at any time until the Final Maturity Date (or if earlier, when the principal amount hereof is paid or provided for in full with accrued interest hereon) at which a Floating Rate Period is not in effect.

"Floating Rate" means, for any Interest Accrual Period during a Floating Rate Period, a rate per annum equal to 0.1025% plus the London interbank offered rate for three-month United States dollar deposits ("LIBOR"), determined from time to time on the Interest Determination Date immediately prior to the beginning of such Interest Accrual Period and on the Interest Determination Date during such Interest Accrual Period by the Calculation Agent in accordance with the following provisions (in each case, with all percentages resulting from any calculation rounded to the nearest one hundred-thousandth of a percent, with five one-millionths of a percent rounded upward; and all dollar amounts used in or resulting from any such calculation will be rounded to the nearest cent, with one-half cent rounded upward):

	    (i) For each applicable quarterly period, LIBOR will be determined on the basis of the offered rates for deposits in U.S. dollars having a three-month maturity, commencing on the first day of such quarterly period immediately following the related Interest Determination Date, which appear on Telerate Page 3750 on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying London interbank offered rates of major banks) as of 11:00 a.m. (London time) on that Interest Determination Date. If such rate does not so appear on Telerate Page 3750, LIBOR in respect of such Interest Determination Date will be determined as described in (ii) below.

	   (ii) If on any applicable Interest Determination Date the rate for deposits of U.S. dollars having a three-month maturity does not appear on Telerate Page 3750 as specified in (i) above, LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars having a three-month maturity are offered by major banks selected by the Calculation Agent in the London interbank market at approximately 11:00 a.m. (London time) on the related Interest Determination Date to prime banks in the London interbank market for a period commencing on the first day of such Interest Accrual Period immediately following that Interest Determination Date and in a principal amount of not less than $1 million that in the Calculation Agent's judgment is representative for a single transaction in such market at such time. The Calculation Agent will request the principal London office of each such bank to provide a quotation of its rate. If at least two such quotations are provided, LIBOR in respect of that Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR in respect of that Interest Determination Date will be the arithmetic mean of the rates quoted by major banks in New York City selected by the Calculation Agent at approximately 11:00 a.m. (New York City time) on that Interest Determination Date for loans in U.S. dollars to leading European banks, having a three-month maturity, commencing on the first day of such Interest Accrual Period immediately following that Interest Determination Date and in a principal amount of not less than $1 million that, in the Calculation Agent's judgment, is representative for a single transaction in such market at such time.

	       The Calculation Agent's determination of any interest rate will be final and binding in the absence of manifest error.

"Floating Rate Period" means (i) the period from October 1, 1997 until the Interest Rate Reset Date (the "Initial Floating Rate Period") and (ii) after the Initial Floating Rate Period, the period from the Interest Rate Election Date until the Final Maturity Date. Notwithstanding the foregoing, upon the occurrence of a Swap Termination Date (if any) and the election by Holders of not less than 66 2/3% in aggregate principal amount of the Securities of this series, (A) any Floating Rate Period then in effect shall automatically terminate and a Fixed Rate Period shall automatically be in effect, (B) be deemed to have been in effect at all times from the then most recent Interest Payment Date on which interest has been paid or duly provided for (or, if no such interest has been paid or duly provided for on any Interest Payment Date, October 1, 1997) and (C) no Floating Rate Period shall thereafter be in effect at any time.

"Interest Determination Date" means (i) September 29, 1997 in the case of the period from October 1, 1997 to but excluding January 1, 1998 and (ii) in the case of each Interest Accrual Period thereafter during a Floating Rate Period, the second Market Day next preceding each LIBOR Reset Date within such Interest Accrual Period.

"Interest Accrual Period" means, for each Interest Payment Date, the period from and including the prior Interest Payment Date (or, in the case of the first Interest Accrual Period, from and including October 1, 1997) to but excluding such Interest Payment Date.

"Interest Rate Reset Date" means October 1, 1999.

"LIBOR Reset Date" means each January 1, April 1, July 1 and October 1.

"Market Day" means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

"Swap Agreement" means the ISDA Master Agreement, the Schedule thereto and the Confirmation thereto, each dated as of October 2, 1997 between Cincinnati Gas & Electric Company TIERS[SM] Certificates Trust CG&E 1997-9 and the Swap Counterparty.

"Swap Counterparty" means Salomon Swapco([Registered]) Inc.

"Swap Termination Date" means the Early Termination Date as defined in the Swap Agreement.

Effective on the Interest Rate Reset Date or on any Interest Payment Date after the Interest Rate Reset Date to and including October 1, 2002, if the Swap Termination Date shall not have occurred by such date, the Holders of not less than 66 2/3% in aggregate principal amount of the Securities of this series shall have the right to elect that the interest rate on all, but not less than all, of the Securities of this series be converted from the Fixed Rate to the Floating Rate for each subsequent Interest Accrual Period (subject to the definition of Floating Rate Period) (the "Interest Rate Election") by delivering to the Company and to the Trustee not less than two Business Days prior to the Interest Rate Election Date (as defined below) irrevocable written notice (the "Interest Rate Election Notice") of such Holders' election to exercise the Interest Rate Election. The Interest Rate Election Notice shall set forth the name of the Holders exercising such right, the Interest Rate Election Date and the amount of Securities of this series held by such Holders, and a statement that the Interest Rate Election is being exercised thereby. Any exercise of the Interest Rate Election shall be irrevocable and the conversion from interest at the Fixed Rate to interest at the Floating
Rate shall be effective on the Interest Rate Election Date. From and after the Interest Rate Election Date and for each Interest Accrual Period ending prior to the end of such Floating Rate Period beginning on such Interest Rate Election Date, interest on all of the Securities of this series shall accrue at the Floating Rate. As used herein, the "Interest Rate Election Date" shall mean the Interest Payment Date on which the Interest Rate Election is exercised, as set forth in the Interest Rate Election Notice.

Notwithstanding the foregoing, upon the occurrence of the Swap Termination Date, if the Securities of this series shall then bear interest at the Floating Rate, the Holders of not less than 66 2/3% in aggregate principal amount of the Securities of this series will have the right to elect to convert the interest rate on all, but not less than all, of the Securities of this series from the Floating Rate to the Fixed Rate by delivering to the Company and the Trustee irrevocable written notice of such Holders' election to so convert the interest rate. Such notice to the Company and the Trustee shall set forth the name of the Holders exercising such right and a statement that the Swap Termination Date has occurred and that the Holders wish to exercise their right to convert the interest rate pursuant to this Section. Any exercise of such conversion right shall be irrevocable. Upon receipt of such notice by the Company, (i) any Floating Rate Period then in effect shall terminate, (ii) a Fixed Rate Period will then be in effect and be deemed to have been in effect at all times from the then most recent Interest Payment Date on which interest has been paid or duly provided for (or, if no interest has been paid or duly provided for on any Interest Payment Date, October 1,
1997) and (iii) no Floating Rate Period shall thereafter be in effect at any time.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security upon compliance with certain conditions set forth in the Indenture.

This Security is subject to optional redemption, in a whole but not in part, from time to time and at any time (such redemption, an "Optional Redemption", and the date thereof, the "Optional Redemption Date"), upon not less than 30 days' notice to the Holders (with a copy thereof to the Swap Counterparty), at a redemption price equal to the sum of (A) the greater of (i) 100% of the principal amount hereof to be redeemed and (ii) the sum of the present values of the Remaining Scheduled Payments hereon discounted to the Optional Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points, less the Applicable Accrued Interest Amount, plus (B) the Applicable Accrued Interest Amount plus (C) any payment required to be made by the Trust under the Swap Agreement in respect of the termination of the Swap Agreement resulting from such Optional Redemption.

"Applicable Accrued Interest Amount" means, at the Optional Redemption Date, the amount of interest accrued and unpaid from the prior Interest Payment Date (or, in the case of the first Interest Accrual Period, from October 1, 1997) to the Optional Redemption Date on the Notes subject to the Optional Redemption determined at the Fixed Rate, regardless of whether a Fixed Rate Period or Floating Rate Period is then in effect.

"Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities of this series to be redeemed pursuant to the Optional Redemption. "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

"Comparable Treasury Price" means, with respect to the Optional Redemption Date, the average of the Reference Treasury Dealer Quotations for such Optional Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Quotations.

"Reference Treasury Dealer" means each of Salomon Brothers Inc, Chase Securities Inc., CS First Boston Corporation, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer") the Company will substitute therefor another Primary Treasury Dealer. "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such redemption date.

"Remaining Scheduled Payments" means the remaining scheduled payments of the principal hereof to be redeemed and interest hereon that would be due after the Optional Redemption Date but for the Optional Redemption and if such interest were determined at the Fixed Rate (regardless of whether a Fixed Rate Period or a Floating Rate Period is then in effect).

"Treasury Rate" means, with respect to the Optional Redemption Date (if any), the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Optional Redemption Date.

Interest installments whose Stated Maturity is on or prior to such Optional Redemption Date will be payable to Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.

The Securities of this series are not subject to redemption at the option of any Holder prior to maturity and will not be subject to any sinking fund.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of a majority in the principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 35% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonably satisfactory indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin and currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of $100,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.


			       ARTICLE THREE
		       Original Issue of Debentures

	       Section 301. Debentures in the aggregate principal amount of $100,000,000, may, upon execution of this Third Supplemental Indenture, or from time to time thereafter, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Debentures upon a Company Order without any further action by the Company.




				 ARTICLE FOUR
		      Paying Agent and Security Registrar

	       Section 401. The Fifth Third Bank will be the Paying Agent and Security Registrar for the Debentures.



				 ARTICLE FIVE
			       Sundry Provisions

	       Section 501. Except as otherwise expressly provided in this Third Supplemental Indenture or in the form of Debenture or otherwise clearly required by the context hereof or thereof, all terms used herein or in said form of Debenture that are defined in the Indenture shall have the several meanings respectively assigned to them thereby.

	       Section 502. The Indenture, as supplemented by this Third Supplemental Indenture, is in all respects ratified and confirmed, and this Third Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.



		      _______________________________



	       This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

	       In Witness Whereof, the parties hereto have caused this Third Supplemental Indenture to be duly executed as of the day and year first above written.


			THE CINCINNATI GAS & ELECTRIC COMPANY


			      By    /s/ William L. Sheafer
                                 -------------------------------
				    William L. Sheafer
				    Vice President and Treasurer



			THE FIFTH THIRD BANK, as Trustee


			      By       /s/ Kerry Byrne
                                 -------------------------------
				    Authorized Signature